Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of GEN Restaurant Group, Inc. on Form S-1, Amendment No. 3 (File No. 333-272253) of our report dated March 17, 2023 (except for the subsequent events described in Note 13, as to which the date is April 19, 2023), with respect to our audits of the combined financial statements of Gen Restaurant Group as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Our report on the combined financial statements of Gen Restaurant Group refers to a restatement of the previously issued combined financial statements of Gen Restaurant Group as of December 31, 2021 and for the year then ended, and a change in the method of accounting for leases effective January 1, 2022.

/s/ Marcum LLP

Marcum LLP

Costa Mesa, California

June 23, 2023